UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): January 26, 2017

SWIFT ENERGY COMPANY
(Exact name of Registrant as specified in its charter)

Delaware	001-08754	20-3940661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 North Dairy Ashford, Suite 1200
Houston, Texas 77079
(Address of principal executive offices)

(281) 874-2700
(Registrant’s telephone number)

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
As previously disclosed, on January 20, 2017, Swift Energy Company (the “Company”) entered into a Share Purchase Agreement (the “Purchase Agreement”) with each of the purchasers listed on Schedule A thereto (the “Purchasers”) pursuant to which the Purchasers agreed to purchase 1,403,508 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), at a price of $28.50 per share (the “Private Placement”). The Private Placement closed on January 26, 2017 (the “Closing Date”).
In connection with the closing of the Private Placement, the Company and the Purchasers entered into a Registration Rights Agreement, dated January 26, 2017 (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company has agreed to (i) use its reasonable best efforts to file a Registration Statement on Form S-3 (or any equivalent successor form) with the Securities and Exchange Commission (the “Commission”) no later than 90 days following the Closing Date (such filing date, the “Mandatory Shelf Filing Date”) to register the offer and resale, on a continuous or delayed basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of the Shares sold in the Private Placement to the Purchasers; (ii) use its commercially reasonable efforts to cause such resale registration statement to be declared effective under the Securities Act by the Commission as soon as reasonably practicable after the Mandatory Shelf Filing Date, but in any event no later than the earlier of (A) if the Registration Statement is subject to review by the Commission, 150 days following the Closing Date, and (B) if the Registration Statement is not subject to review by the Commission, five days following the date of receipt of such notice from the Commission (such earlier date, the “Effectiveness Deadline”); and (iii) use its commercially reasonable efforts to keep the registration statement continuously effective under the Securities Act until the earlier of (A) the date when all of the Shares covered by such Registration Statement have been sold, and (B) the date on which all of the Shares sold to the Purchasers pursuant to the Purchase Agreement cease to be covered under the Registration Rights Agreement pursuant to the terms set forth therein, including, with respect to Shares held by non-affiliates of the Company, the date which such Shares become eligible for resale without restriction and without the need for current public information pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act (such period, the “Effectiveness Period”).
The Company has agreed to pay (the “Damages Fee”) to each Purchaser an amount in cash equal to 1.0% of the purchase consideration paid by such Purchaser in respect of Shares that remain subject to the terms of the Registration Rights Agreement, upon the occurrence of any of the following events:

•	the Company has not filed the Registration Statement with the Commission on or prior to the Mandatory Shelf Filing Date (a “Filing Failure”);

•	the Registration Statement is not declared effective by the Commission on or before the Effectiveness Deadline (an “Effectiveness Failure”);

•	the Shares are not listed and quoted for trading on either the New York Stock Exchange or the NASDAQ Stock Market LLC (such exchange on which the

Shares are to be listed, the “National Exchange”) within 180 days following the Closing Date (a “Listing Failure”);

•
other than certain exceptions, on any day during the Effectiveness Period after the Shares have been listed and quoted for trading on the National Exchange, sales of all of the Shares required to be included on such Registration Statement cannot be made pursuant to such Registration Statement or the prospectus contained therein is not available for use for any reason (a “Maintenance Failure”).

Subject to certain limitations set forth in the Registration Rights Agreement, the Company must pay the Damages Fee (i) on the date of such Filing Failure, Effectiveness Failure, Listing Failure or Maintenance Failure, as applicable, and (ii) on every 30 day anniversary of such Filing Failure, Effectiveness Failure, Listing Failure or Maintenance Failure, until such failure is cured.

The foregoing is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
10.1	Registration Rights Agreement, dated as of January 26, 2017, by and among Swift Energy Company and the Purchasers named therein.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 1, 2017

Swift Energy Company
By:	/s/ Christopher M. Abundis
Christopher M. Abundis Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Registration Rights Agreement, dated as of January 26, 2017, by and among Swift Energy Company and the Purchasers named therein.

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